EXHIBIT 77 to Neuberger Berman Dividend Advantage
Fund Inc. NSAR 04/30/09

File Number: 81121499
CIK Number: 0001276893

Item 77Q1

The following are Sections 9 and 10 of Article
II of Neuberger Berman Dividend Advantage
Funds bylaws, which were amended and restated as of November 12, 2008:

Section 9.  Nomination.  Subject to the rights
of holders of any class or series of stock having a preference over the Corporations common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors.
However, any stockholder entitled to vote in the election of directors at a meeting may only nominate a director for whom that stockholder would be entitled to vote and must do so by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary at the principal executive office of the Fund (i) with respect to any nomination to be introduced at an annual meeting of stockholders, not later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting nor earlier than the close of business on the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding years annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting, and no later than the later to occur of (x) the close of business on the 90th day prior to the date of such annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and
(ii) with respect to any nomination to be introduced at a special meeting of stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholders notice as described above. Each such notice shall set forth: (a) the name, age, business address and residence address of the person or persons to be nominated; (b) with respect to each such nominee, whether the stockholder who intends to make the nomination believes such nominee is, or is not, an interested person of the Corporation, as defined in the 1940 Act and information regarding such nominee that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination; (c) a representation that the stockholder who intends to make the nomination is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting for each such nominee (together with such proof thereof as would meet the requirements for proposals that are to be included in the Corporations proxy statements pursuant to Rule 14a8 under the Securities Exchange Act of 1934, as amended
(Exchange Act), or any successor to such Rule) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to the stockholder who intends to make the nomination and any Stockholder Associated Person, (A) the class and number of shares of stock which are owned by such stockholder and all Stockholder Associated
Persons, as of the date of such notice (which information shall be supplemented by such stockholder not later than 5 business days after the record date for the meeting to disclose such information as of the record date), (B) the nominee holder for, and number of shares of stock owned beneficially but not of record by such stockholder and by any Stockholder Associated
Person, as of the date of such notice (which information shall be supplemented by such stockholder not later than 5 business days after the record date for the meeting to disclose such information as of the record date), (C) the date shares of stock identified in (A) and (B) were acquired and the investment intent of such acquisition; and (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated
Person with respect to any shares of stock of the Corporation, including any such activity effected by the use of securities or other instruments or any other issuer (collectively, Hedging Activities) in effect as of the date of such notice (which information shall be supplemented by such stockholder not later than 5 business days after the record date for the meeting to disclose such information as of the record date); (e) as to the stockholder giving the notice and any Stockholder
Associated Person covered by this Section 9, the name and address of such stockholder, as they appear on the Corporations stock ledger and current name and address, if different; (f) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nomination on the date of such stockholders notice; (g) a representation whether the stockholder or any Stockholder
Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and (h) all other information relating to the person or persons to be nominated that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder. The chairperson of the meeting may refuse to acknowledge a nomination by any stockholder that is not made in compliance with the foregoing procedure.

For purposes of this Section 9, (a) the date of mailing of the notice shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) public announcement shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Corporations common stock is traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission.

For purposes of this Section 9, Stockholder
Associated Person of any stockholder shall mean (i) any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such stockholder (including, without limitation, any person who is a member of a group for purposes of Section 13(d) of the Exchange Act, or any successor provision, that includes such stockholder), (ii) any beneficial owner of shares of stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with any such person named in (i) or (ii).

Section 10.  Stockholder Proposal.  Any stockholder
who is entitled to vote in the election of directors and who meets the requirements of the proxy rules under the Exchange Act, may submit to the Board of Directors proposals to be considered for submission to the stockholders of the Corporation for their vote. Proposals for the Boards consideration (other than proposals made under Rule 14a8 of the Exchange Act) must be submitted by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary at the principal executive office of the Fund (i) with respect to any proposal to be introduced at an annual meeting of stockholders, not later than the close of business on 120th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting nor earlier than the close of business on the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting;
provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty
(30) days from the anniversary date of the mailing of the notice for the preceding years annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to the date of such annual meeting, and no later than the later to occur of (x) the close of business on the 90th day prior to the date of such annual meeting or
(y) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and (ii) with respect to any proposal to be introduced at a special meeting of stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholders notice as described above. Each such notice shall set forth:
(a) the proposal to be introduced, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person
(as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated
Person therefrom; (b) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote on such proposal at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the Corporations proxy statements pursuant to Rule 14a8 under the Exchange Act, or any successor to such Rule) and intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice;
(c) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class and number of shares of stock which are owned by such stockholder and all Stockholder
Associated Persons, as of the date of such notice
(which information shall be supplemented by such stockholder not later than 5 business days after the record date for the meeting to disclose such information as of the record date), (B) the nominee holder for, and number of shares of stock owned beneficially but not of record by such stockholder and by any Stockholder Associated
Person, as of the date of such notice (which information shall be supplemented by such stockholder not later than 5 business days after the record date for the meeting to disclose such information as of the record date), (C) the date shares of stock identified in (A) and (B) were acquired and the investment intent of such acquisition; and (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder
Associated Person with respect to any shares of stock of the Corporation, including any such activity effected through the use of the securities or other instruments or any other issuer
(collectively, Hedging Activities) in effect as of the date of such notice (which information shall be supplemented by such stockholder not later than 5 business days after the record date for the meeting to disclose such information as of the record date); (d) as to the stockholder giving the notice and any Stockholder Associated Person covered by this Section 10, the name and address of such stockholder, as they appear on the Corporations stock ledger and current name and address, if different; (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholders notice; and (f) a representation whether the stockholder or any Stockholder
Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of stock required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal. The Board, or a Committee of the Board acting through delegated authority, will determine whether the proposal meets the requirements to be presented for a vote of stockholders. The chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

For purposes of this Section 10, (a) the date of mailing of the notice shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) public announcement shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Corporations common stock is traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission.

For purposes of this Section 10, Stockholder
Associated Person of any stockholder shall mean
(i) any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such stockholder (including, without limitation, any person who is a member of a group for purposes of Section 13(d) of the Exchange Act, or any successor provision, that includes such stockholder), (ii) any beneficial owner of shares of stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with any such person named in (i) or (ii).




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